SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                     the Securities and Exchange Act of 1934


                Date of Report (Date of Earliest Event Reported):
                                  July 3, 1996



                                CHILDROBICS, INC.
- --------------------------------------------------------------------------------

             (Exact Name of Registrant as Specified in its Charter)

    New York                        0-25110                        11-3163443
- ----------------                 ----------------                ---------------
(State or other                  (Commission File                (IRS Employer
 jurisdiction of                    Number)                       Identification
 incorporation)                                                   No.)

                                200 Smith Street
                           Farmingdale, New York 11735
                    ----------------------------------------
                    (Address of principal executive offices)

                    Registrant's Telephone Number, including
                            area code: (516) 694-0999



               --------------------------------------------------
                 (Former Address, if changed since last report)





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Item 5.           Other Events.
                  -------------

         Employment Termination and Option Termination Agreement.
         --------------------------------------------------------

                  On July 3, 1996, Childrobics, Inc. (the "Company") entered into an Employment Termination and Option Termination Agreement (the "Termination Agreement") with Salvatore Casaccio, the Company's Chairman, Chief Executive Officer and a Director of the Company; A. Joseph Melnick, the
Company's President, Chief Operating Officer, Chief Financial Officer and a Director of the Company; and Richard Bartlett, the Company's Executive Vice President and a Director of the Company (collectively, the "Officers"). Pursuant to the terms of the Termination Agreement, the Officers have agreed to terminate their employment agreements with the Company, to resign as officers and Directors of the Company and to relinquish certain options previously granted to them by the Company, in exchange for which each of the Officers will receive $200,000 (plus reimbursement for certain expenses not to exceed $17,000 in the aggregate, and in the case of Mr. Bartlett, the repayment of loans previously made by Mr. Bartlett to the Company in the amount of $77,620) and each of the Officers will be granted options to purchase 300,000 shares of the Company's Common Stock at an exercise price of $.01 per share. Of the payments to be made to the Officers pursuant to the Termination Agreement, $50,000 shall be payable to each of the Officers at the closing of the Termination Agreement (plus the expense reimbursement and loan repayment referenced above) and the remainder of such obligations with respect to the payments to be made to the Officers will be evidenced by notes to be issued by the Company in favor of each of the Officers, which will be due one year from the closing of the Termination Agreement (subject to certain mandatory prepayments) and will be secured by the assets of Group Coin Associates, Inc., a subsidiary of the Company. The Company has also agreed to use its best efforts to register the sale of the shares issuable upon

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exercise of such options,  subject to certain  restrictions  on the sale of such shares by the Officers. In addition, pursuant to the terms of the Termination Agreement, at the closing, the Company will transfer to Mr. Casaccio, all of the
outstanding  shares  of  stock  of  Bayridge  Playrobics,   Inc.,  Third  Avenue
Playrobics, Inc., and East Side Playrobics, Inc., the Company's subsidiaries which operate the Company's playcenters in Bayside, Brooklyn and Manhattan, New York, respectively, and will also transfer to Mr. Casaccio all of the assets of the Company which are used in the operation of the Company's playcenter located at Avenue U in Brooklyn, New York. At the closing, the Company will also transfer to Messrs. Casaccio and Bartlett, the Company's stock in Fun Station USA of Staten Island, Inc., the Company's subsidiary which operates the Company's playcenter in Staten Island, New York.

         The closing of the Termination Agreement is subject to the fulfillment of certain conditions, and there can be no assurance that the conditions will be satisfied and that the closing of the Termination Agreement will occur.

         The foregoing summary of the Termination Agreement is incomplete and is qualified in its entirety by reference to the copy of the agreement filed as
Exhibit 1 annexed hereto.

         Appointment of Two New Directors
         --------------------------------

                  At a special meeting of the Board of Directors (the "Board") held on July 3, 1996, the Company increased the number of members of the Board from three to five members and appointed Conrad J. Gunther, Jr. and Douglas B. Fox to serve as members of the Board.

         Prior to the closing of the Termination Agreement, the Officers have agreed to refrain from taking certain actions without the unanimous written consent of the Board, including Messrs. Gunther and Fox.

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


         In addition, as compensation for agreeing to serve as members of the Board, the Company has agreed to elect each of Messrs. Gunther and Fox on the following terms:

         (a) Each of Messrs. Gunther and Fox will receive an annual retainer of $18,000 per year, payable semiannually in equal installments, with the first such payment being due within 30 days from their appointment to the Board and the next payment six months thereafter (Thereafter payable on January 1 and July 1 each year);

         (b) Each of Messrs. Gunther and Fox will receive $1,000 for each formal meeting of the Board and $500 for each meeting of the Compensation Committee, all payable on the day of such meeting;

         (c) Each of Messrs. Gunther and Fox were retained as consultants to the Company for a 60-day period commencing on the date of their appointment to the Board for a fee of $20,000 each, in order to assist the Company in certain proposed transactions, including the evaluation and negotiation of the proposed acquisition of Just Kiddie Rides, Inc.;

         (d) Each of Messrs. Gunther and Fox were granted options, subject to shareholder approval, to purchase 100,000 shares of common stock of the Company, exercisable at $.10 per share, such options to vest in three installments, 50,000 of which shall vest on the date of election to the Board and the next two installments of 25,000 options to vest on the next two anniversaries thereof, provided, however all such options shall immediately vest under certain circumstances (The shares issuable upon exercise of such options are also subject to restriction on sale without the consent of the Company for a period of two years); and

         (h) The Company agreed to grant to each of Messrs. Gunther and Fox, at a later date, subject to shareholder approval, options to purchase an additional

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100,000  shares of common stock of the Company,  exercisable  at $.10 per share, such options to vest in three installments, 50,000 of which shall vest on the date of grant of such options and the next two installments of 25,000 options to vest on the next two anniversaries thereof, provided, however all such options shall immediately vest under certain circumstances (The shares issuable upon exercise of such options are also subject to restriction on sale without the consent of the Company for a period of two years).

         Mr. Gunther has been a business development manager and financial advisor with the Allied Group, a privately-owned insurance brokerage firm, since 1995. He also served as Chief Operating Officer and Executive Vice President of North Fork Bancorporation, a publicly-traded company, from 1989 to 1995.

         Since 1994, Mr. Fox has been employed with Landmark Communications, Inc. ("Landmark"), a multi-divisional media company and served as Chief Operating Officer-President of Publishing and Video Games of Landmark from June 1994 to November 1995. Mr. Fox joined Times Mirror, Inc., a newspaper group, in 1987 and served as Corporate Vice President-Marketing from October 1987 to May 1994 and as President and Chief Operating Officer of New York Newsday from September 1990 to October 1992.

                  Acquisition of Just Kiddie, Inc.
                  --------------------------------

                  On July 3, 1996, the Company entered into a revised letter of intent with Just Kiddie Rides, Inc. ("Just Kiddie"), pursuant to which the Company will acquire all or substantially all (either by merger, asset acquisition or stock purchase) of Just Kiddie (the "Acquisition").

         The letter of intent contemplates that the purchase price will consist of $1,000,000 and 3,273,750 shares of the Company's Common Stock, of which 250,000 shares of Common Stock will entitle the holders thereof to certain registration rights in connection with registration statements filed by the Company. In

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addition,  the letter of intent  contemplates that Gerard A. Reda, the President of Just Kiddie will enter into an employment agreement with the Company, pursuant to which Mr. Reda will become President and Chief Executive Officer of the Company, will receive initial annual compensation of $250,000 per year, will become a member of the Company's Board of Directors and will be granted options to purchase 200,000 shares of the Company's Common Stock, subject to the Company's achieving certain net income levels for the two fiscal years following Mr. Reda's employment with the Company. The obligations with respect to the payments to be made to Just Kiddie pursuant to the Acquisition will be evidenced by notes to be issued by the Company in favor of Just Kiddie, which will be due one year from the closing of the Acquisition (subject to certain proposed mandatory prepayments) and will be secured by a pledge of stock of the subsidiary of the Company holding the assets of Just Kiddie following the Acquisition.

                  Just Kiddie has agreed, for a period of 60 days commencing on the date of the letter of intent relating to the Acquisition, to deal exclusively with the Company in connection with the sale of capital stock or assets of Just Kiddie, any financing transaction for Just Kiddie, subject to certain exceptions, or the merger or joint venture of Just Kiddie with any other entity (all such transactions being referred to herein as an "Acquisition Transaction"), and that Just Kiddie shall not solicit, initiate or encourage any offer, proposal or inquiry from, or engage in negotiations with, or provide any information to, any corporation, partnership, person or other entity or group with respect to any Acquisition Transaction nor shall Just Kiddie accept any proposal with respect to an Acquisition Transaction.

                  The letter of intent is not (except for certain provisions, including the exclusive negotiation provision described above) a binding

                                      - 6 -

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agreement  and is subject to a number of  conditions  to closing,  including due diligence by both of the parties which is ongoing, and there can be no assurance that the Company will consummate the Acquisition on the terms set forth in the letter of intent or at all.

                  The foregoing summary of the letter of intent with respect to the Acquisition is incomplete and is qualified in its entirety by reference to the copy of the letter of intent filed as Exhibit 2 annexed hereto.

         Item 7.           Financial Statements and Exhibits.
                           ----------------------------------

                           (c)      Exhibits

                                    1.   Employment   Termination   and   Option
Termination Agreement, dated July 3, 1996, among Salvatore Casaccio, A. Joseph Melnick, Richard Bartlett and Childrobics, Inc.

                                    2.  Letter of  Intent,  dated  July 3, 1996,
among Just Kiddie Rides, Inc. and Childrobics, Inc.

                                    3. Press  Release  issued by the  Company on
July 10, 1996.


















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


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

July 10, 1996

                                        CHILDROBICS, INC.

                                        By: /s/ Salvatore Casaccio
                                        ---------------------------
                                            Salvatore Casaccio
                                            Chairman and Chief Executive Officer















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